Exhibit 99.2

The Original Soupman, Inc. and Subsidiaries and
Soup Kitchen International, Inc.

Consolidated Financial Statements
(Unaudited)
September 30, 2010

Salt Lake Office: 5296 South Commerce Drive, Suite 300 Salt Lake City, Utah 84107-5370 Telephone: (801)281-4700	Hong Kong Office: Max Share Centre, 373 King’s Road North Point, Hong Kong Telephone: 852-21-555-333	Kaysville Office: 1284 Flint Meadow Drive, Suite D Kaysville, Utah 84037-9590 Telephone: (801)927-1337

The Original Soupman, Inc. and Subsidiaries, and Soup Kitchen International, Inc.

Consolidated Financial Statements (Unaudited)

For The Nine Months Ended September 30, 2010

The Original Soupman, Inc. and Subsidiaries, and Soup Kitchen International, Inc.

Consolidated Financial Statements
(Unaudited)

For The Nine Months Ended September 30, 2010

Independent Accountants’ Review Report

To the Shareholders
The Original Soupman, Inc. and Subsidiaries, and Soup Kitchen International, Inc.
Staten Island, New York

We have reviewed the accompanying balance sheet of The Original Soupman, Inc. and Subsidiaries, and Soup Kitchen International, Inc., (the Company) as of September 30, 2010, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of The Original Soupman, Inc. and subsidiaries, and Soup Kitchen International, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
February 7, 2011

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Balance Sheet (Unaudited)
As of September 30, 2010

Current Assets
Cash and cash equivalents	$417,646
Accounts receivable, net of allowance of $91,081	319,428
Prepaid expenses and other current assets	49,280
Total current assets	786,354

Property, plant and equipment, net	33,178
Due from franchisees	419,400
Security deposits	4,800
Intangible assets, net	87,834
Total assets	$1,331,566

Current liabilities:
Accounts payable	$376,440
Accrued liabilities	2,045,722
Current portion of long-term debt	2,307,573
Notes payable	37,500
Current portion of equipment loans	40,268
Deferred franchise fee income	118,750
Total current liabilities	4,926,253

Equipment loans, net of current portion	-
Long-term debt	1,368,230
Convertible notes payable, net of discount	3,031,810
Total liabilities	9,326,293

Shareholder’s equity (deficit)
Common stock $.001 par value, 15,000,000
shares authorized, 2,125,000 issued and
outstanding	2,125
Additional paid in capital	51,503
Retained earnings (deficit)	(5,177,782)
Total shareholders’ equity (deficit) pertaining to
controlling interests	(5,124,154)
Non-controlling interest in consolidated
entities	(2,870,373)
Total liabilities and shareholders’ equity (deficit)	$1,331,566

See Accompanying Notes and Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Statement of Operations (Unaudited)
For The Nine Months Ended September 30, 2010

Revenues:
Soup Sales	$922,089
Franchise Royalty Income	113,421
Total Revenues	1,035,510

Cost of Goods Sold
Cost of Goods Sold	684,632
Total Cost of Goods Sold	684,632

Gross Profit	350,878

OPERATING EXPENSES
Sales and Marketing	317,021
Payroll Expenses and Benefits	453,437
Royalty Expense	168,877
Depreciation and Amortization	50,959
Other General and Administrative	395,871
Total Operating Expenses	1,386,165

Net Loss from Operations	(1,035,287)

OTHER INCOME (EXPENSE)
Other Expense	(48,442)
Interest Income	2,352
Interest Expense	(341,819)
Total Other Income (Expense)	(387,909)
Net Loss before Taxes	(1,423,196)
Income Tax Benefit (Expense)	-
Net Loss	(1,423,196)

Net Loss Attributable to Non-Controlling Interests	302,765

Net Loss Attributable to Controlling Interests	$(1,120,431)

See Accompanying Notes and Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Statement of Changes in Shareholders’ Equity (Deficit) (Unaudited)
For The Nine Months Ended September 30, 2010

	Common Stock			Non-Controlling	Retained Earnings (Deficit)
	Shares	Amount	Additional Paid-In Capital	interest in consolidated entities		Total Shareholders’ Equity/(Deficit)
Balance, January 1, 2010	2,125,000	$2,125	$-	$(2,567,608)	$(4,057,551)	$(6,623,034)

Common stock warrants issued with convertible debt	-	-	51,503			51,503

Net loss for the period	-	-		(302,765)	(1,120,431)	(1,423,196)

Balance, September 30, 2010	2,125,000	$2,125	$51,503	$(2,870,373)	$(5,177,982)	$(7,994,727)

See Accompanying Notes and Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Statement of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2010

OPERATING ACTIVITIES
Net income (loss)	$(1,423,196)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	50,959
Amortization of debt discount included in interest expense	27,315
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(14,143)
Decrease (increase) in inventory	13,327
Decrease (increase) in other current assets	(31,048)
Decrease (increase) in due from franchisees	(419,400)
Increase (decrease) in accounts payable	(230,606)
Increase (decrease) in accrued liabilities	(423,541)
Net cash used in operating activities	(2,450,333)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(2,862)
Purchase of intangible assets	(234,500)

Net cash used in investing activities	(237,362)

FINANCING ACTIVITIES
Principal payments on equipment loans	(65,698)
Proceeds from convertible notes payable	2,980,500
Proceeds from long-term debt	5,581
Net cash provided by financing activities	2,920,383
Net increase in cash	232,688
Cash balance, beginning of period	184,958
Cash balance, end of period	$417,646
Other cash flow disclosures:
Interest paid in cash	$70,422
Income taxes paid in cash	$-
Non-cash investing and financing activities:
Warrants issued with convertible debt	$51,503

See Accompanying Notes and Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 1.  Consolidated Entity and Major Transactions

Principles of Consolidation

The consolidated financial statements include the accounts of The Original Soupman, Inc. (“OSM”) (the Company) Soup Kitchen International, Inc. (Soup Kitchen) and the wholly owned or majority owned subsidiaries of OSM; Kiosk Concepts, Inc. (“Kiosk”), International Gourmet Soups, Inc. (“International”), together “the Companies”.  OSM owns 80% of Kiosk and 100% of International, as a result of the purchase of substantially all of the assets of Soup Kitchen on December 29, 2009.  OSM and Soup Kitchen remain separate legal entities, and OSM retained no legal ownership in Soup Kitchen though the acquisition was accounted as a business combination, under the purchase method of accounting, as explained below.  However due to the guarantee by OSM of certain debt of Soup Kitchen and the obligation of OSM to make certain royalty payments to Soup Kitchen, their financial statements are required to be consolidated for accounting purposes only. Such consolidation has no effect upon their separate legal existence. All intercompany balances have been eliminated in consolidation.

Business Activity

OSM manufactures and sells soup to grocery chains and other outlets.  Kiosk is the franchisor of gourmet soup retail outlets branded under the name "The Original Soupman".  International is a soup manufacturer and a wholesaler and is currently inactive.  Soup One and Soup Rock were both New York city retail outlet stores that sold soup to the public and were companies owned by Soup Kitchen that have been sold or otherwise discontinued. All of the assets of Soup One were sold on December 17, 2008 and Soup Rock ceased operations in May of 2009.

Major Transactions and History

On April 27, 2004, International entered into an agreement with Al Yeganeh ("AY") under which AY would further develop and reformulate certain recipes of International as well as his own recipes.  This agreement was transferred to Soup Kitchen at the end of 2004 and to OSM on December 29, 2009.  In return AY was to receive a single rights payment of $150,000, annual minimum payments through 2014, increasing from $125,000 to $225,000 and royalty payments based on a sliding percentage of sales of soup made by all companies. Additionally, AY is to receive royalty payments equal to 3% of franchise fees and has an ownership interest in Kiosk equal to 20% of its authorized common stock.

On January 6, 2005, International merged with IGS Acquisition, Inc., a wholly owned subsidiary of Soup Kitchen.  International continued as the surviving corporation of the merger and became a wholly owned subsidiary of Soup Kitchen.  As a result of the merger, stockholders of International common stock received an equal number of Soup Kitchen’s common stock.  Similarly, stockholders of International’s preferred stock received an equal number of Soup Kitchen’s Class A preferred stock.

On December 29, 2009, OSM purchased all of the assets of Soup Kitchen and its subsidiaries for $100,000 and the guaranty of secured debt Soup Kitchen of $3,670,000.  In addition, OSM is to pay to Soup Kitchen royalties of 1% of all OSM sales for the next five years.  The net liabilities of the subsidiaries purchased represented an additional amount of unsecured debt of $ 252,781 assumed as part of the purchase of Soup Kitchen and its subsidiaries.   The business combination was accounted for under ASC Topic 805 as an acquisition, and accordingly, the purchase price was allocated to the assets and liabilities acquired and/or assumed at fair value.  Resulting goodwill was recorded on the consolidated financial statements totaling $3,923,003, and was evaluated for impairment under ASC Topic 350 based on business appraisals obtained during 2009 of Soup Kitchen and all of its subsidiaries.  The entire amount of goodwill was impaired based on the analysis and recorded in other income/expenses under “Impairment of long-lived assets”.  The guaranty of the secured debt was a major part of

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 1. Consolidated Entity and Major Transactions (continued)

the acquisition, since the assets acquired by OSM comprised substantially all of the income producing assets of Soup Kitchen, creating an obligation on the part of OSM that is substantially certain to be incurred. In addition, the assets securing the debt were the assets obtained in the acquisition.  These factors and others, including the agreement between the parties that OSM is to pay the 1% royalty to Soup Kitchen, making up most, if not all, of the anticipated ongoing revenues of Soup Kitchen, causes Soup Kitchen to be so financially dependent on OSM, after the acquisition, that Soup Kitchen is considered a Variable Interest Entity under
ASC Topic 810-10. Accordingly, the remaining post-acquisition net assets of Soup Kitchen have been consolidated with OSM’s net assets as of December 29, 2009.  However, as noted above, each entity still maintains its separate legal existence. All of those net assets (liabilities) are attributed to non-controlling interests of $(2,870,373), as shown on the Statement of Shareholders’ Equity.

Note 2.  Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Revenue Recognition

OSM and International recognize sales when products are shipped and the risk of ownership is transferred to the customer.   Kiosk recognizes revenue from individual franchise sales when substantially all significant services to be provided by Kiosk have been performed.  When an individual franchise is sold, Kiosk agrees to provide certain services to the franchisee. Generally, these include assistance in the site selection, training personnel, advertising, construction plans, initial soup supplies and continuing supervision. Additionally, continuing royalty fees are charged to the franchisee at the rate of 5 % of the franchisee's gross sales.  Kiosk also sells soup products directly to franchise units.  Kiosk recognizes the revenue on the sale to the franchise units once the products are shipped from the producer, at which time the risk of loss is transferred to the customer.

Credit Risk

OSM does not require collateral but instead assesses the financial strength of its customers and franchisees. Based on such assessment, OSM has provided a general allowance for doubtful accounts of $91,081 as of September 30, 2010. OSM believes that its credit risk exposure based upon the financial strength of its customers and franchisees, other than disclosed above, is limited.

Cash Equivalents

OSM considers all debt, cash instruments and securities with original maturities of three months or less, when purchased, to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 2.  Summary of Significant Accounting policies (continued)

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Machinery and equipment	5-7 years
Transportation equipment	5 years
Office equipment	5 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

Intangible Assets

International accounts for goodwill and intangible assets utilizing ARC Topic 350 “Goodwill and Other Intangible Assets”.  This requires, among other things, the discontinuance of goodwill amortization.  In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.  ARC Topic 350 also required the company to complete a transitional goodwill impairment test six months from the date of adoption.  Amortization of intangible assets is provided utilizing the straight-line method over the estimated lives of the respective assets as follows:

Soup formula	10 years
Recipes	10 years
Customer list	5 years
Expenses associated with convertible notes	5 years

Impairment of Long-Lived Assets

The OSM reviews long-lived assets held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As noted under “Major Transactions” in Note 1, the Consolidated Retained Earnings (Deficit) included an impairment of long-lived assets of $3,923,003, which was the result of the impairment of goodwill arising from the acquisition of net assets from Soup Kitchen.

Variable Interest Entities

According to ASC Topic 810, a variable interest entity is a legal entity other than an individual used for business purposes that either (a) has equity investors that do not provide sufficient financial resources for the entity to support its activities, or (b) has equity investors that lack certain characteristics of controlling interest.

A legal entity is required to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. ASC Topic 810 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. Management has tested for potential variable interest entities and has determined that due to the guaranty of the obligations of Soup Kitchen and the obligation to pay certain royalties to Soup Kitchen that Soup Kitchen is a Variable Interest Entity of OSM and its financials must be consolidated with those of OSM.

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 2.  Summary of Significant Accounting Policies (continued)

Income Taxes

The Companies account for income taxes utilizing ARC 740 "Income Taxes" which requires that the Company follow the liability method of accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as ''temporary differences."

The principal temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting is as follows:

Goodwill is amortized over 15 years for tax purposes.  This creates temporary differences that will be deductible when amortized.

For federal income tax purposes, the Companies (excluding Soup Kitchen) file as part of a consolidated group. The Companies file single-entity State and Local corporate income tax returns.  Corresponding income tax liabilities and refunds, as well as deferred taxes as recorded on the books.

Accounting Method

The Companies financial statements are prepared using the accrual method of accounting, in accordance with accounting principles generally accepted in the United States of America.

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities, as well as footnote disclosures included in the financial statements and accompanying notes.  Actual results may differ from those estimates and such differences may be material to the financial statements. Estimates that may change significantly in the near term include fair values of financial instruments, allowances for bad debts and contingencies, if any.

Recently Issued Accounting Pronouncements

In June 2009 the FASB established the Accounting Standards Codification (“Codification” of “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASU Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASU Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No.2010-26 contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 3.  Property and Equipment

Property and equipment as of September 30, 2010 is summarized as follows:

Machinery and equipment	$-
Transportation equipment	37,426
Office equipment	16,715
Leasehold improvements	-
Accumulated depreciation	(20,959)
Total property and equipment	$33,178

Depreciation expense for the nine months ended September 30, 2010 was $20,961.

Note 4.  Subsequent Events

The Company has evaluated subsequent events from the balance sheet date, through the date these financial statements were available to be issued.

Subsequent to September 30 2010, OSM has continued to raise money, as part of its Private Placement (see Note 6), in the form of convertible promissory notes.

On May 25, 2010, Soup Kitchen received a petition for involuntary bankruptcy under Chapter 7 (title 11 of the United States Code).  Soup Kitchen has since answered the petition and is awaiting a hearing.

On September 21, 2009, Penny Hart, a former Chairman of the Board of Soup Kitchen, as successor to the Commerce Bank loan to Soup Kitchen, commenced an action in N.Y. State Supreme Court, Case Index # 602538/09, against John Bello, Maj-Britt Rosenbaum and William McCreery  (the “Defendants”) to enforce certain guarantees given by  the Defendants to Commerce Bank regarding Soup Kitchen’s defaulted loan.  On October 26, 2010, a third party action was filed in this case by the Defendants against the Company, certain principals of the Company and other third parties.  The action seeks, among other things, to invalidate the Company’s purchase of assets from Soup Kitchen. The Company intends to vigorously defend this action believing it to be wholly without merit, especially in the light of the fact that an independent appraisal was performed prior to the asset transfer which completely supported the fairness of the asset transfer to the Company in which the Company paid $100,000 in cash, guaranteed secured debt in the amount of $3,600,000 plus some additional Soup Kitchen receivables,  and there was  Soup Kitchen  shareholder  approval  obtained in connection with the transaction.  No assurance, however, can be given as to the ultimate outcome of this action or its effect on the Company.

On December 15, 2010, OSM entered into a Merger Agreement in which the Company was merged with and into OSM Merge, Inc. a subsidiary of Passport Arts, Inc. (Passport), an SEC registrant.  Each outstanding share of OSM was converted into an aggregate of 14,212,828 common shares of Passport and $1,987,783 preferred shares of Passport.  In addition, principal and interest on $4,673,000 of OSM’s convertible notes were converted into $4,830,256 shares of Passports’ common stock.

On December 20, 2010, the Company issued 1,987,783 preferred shares to certain creditors of OSM and Soup Kitchen in contemplation of the Reverse Recapitalization, noted above.

Note 5.  Intangible Assets

Intangible assets as of September 30, 2010 are summarized as follows:

2010
Soup formula	$50,334
Recipes	67,500
Accumulated amortization	(30,000)
$87,834

Amortization expense for the nine months ended September 30, 2010 was $30,000.

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 6.  Notes Payable

OSM has the following notes payable:

There are three equipment notes to equipment financing entities for a total of $40,268. The first note was entered into on January 13, 2006. The note is a six-year note, due January 13, 2012, with an 8% fixed interest rate. The note is paid in monthly installments of $503.  The second note was entered into on January 12, 2006. The note is a five-year note, due January 12, 2011, with monthly installments of $1,234. The note carries a fixed interest rate of 7.7%. The third note was entered into on January 22, 2008, with Castleton Capital, and bears a 50 month term at a fixed interest rate of 19.239% with monthly required installments of $3,559.

$3,290,500 of 7% Convertible Secured Notes due November 30, 2014.  These Notes were issued under a Private Placement, dated in 2009, by OSM. The principal and accrued interest shall be convertible, at the option of the payee, into common stock of OSM at a conversion price equal to one share of common stock for each dollar ($1.00) of principal and accrued interest.  Upon an initial public offering of OSM’s common stock or when the stock of OSM is publically traded, the principal and interest of the note will automatically convert into common stock of OSM at the conversion price equal to one share of common stock for each one dollar ($1.00) of principal and accrued interest.

A former associate has advanced OSM $37,500 in the form of a demand note which is outstanding as of September 30, 2010. The loan bears no interest and is expected to be paid in the next twelve months.

Soup Kitchen has the following notes payable, which have been guaranteed by OSM:

The former chairman of the Board of Directors of Soup Kitchen has loaned a total of $1,565,000 under three promissory note agreements dated April 11, 2007, June 17, 2008, and October 1, 2008 for $962,000, $538,000, and $65,000, respectively. All three notes had a maturity date of June 17, 2009. The first two notes bear an interest rate of the prime rate plus one percent. The third loan bears an interest rate of 6%. No principal payments have been made as of September 30, 2010 and the total balance of $1,999,995, which includes accrued interest, is in default. This note was part of the debt guaranteed by OSM as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and is secured by the assets of OSM, in accordance with the purchase agreement.

The President of Soup Kitchen loaned a total of $25,000 with an original maturity date of June 17, 2009 and an interest rate of 6%.  As of September 30, 2010, the loan was in default.

A key employee loaned a total of $92,500 with a maturity date of June 17, 2009 and an interest rate of 6%. Accrued interest has been added to principal and the balances of the loans as of September 30, 2010 were $3,161 and $13,515 respectively. As of September 30, 2010, the loans were in default. These notes were part of the debt guaranteed by the Company as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and was secured by the assets of OSM, in accordance with the purchase agreement.

Soup Kitchen entered into a promissory note with a law firm under which $341,139 was owed for outstanding fees. This is a non-interest bearing loan and is due on demand. The balance as of September 30, 2010 was $290,902. This note was part of the debt guaranteed by OSM as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and is secured by the assets of OSM, in accordance with the purchase agreement.

In 2008, Soup Kitchen became delinquent to it’s primary soup vendor for outstanding purchases and entered into a promissory note payable in the amount of $1,200,000 for a major portion of the amount past due, at the time. This note has a fixed interest rate of 7% and has a maturity date of July 1, 2011.  As of September 30, 2010, no payments had been made on this note and amounts owed under this note totaled $1,368,230, with accrued interest. This note was part of the debt guaranteed by OSM as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and is secured by the assets of OSM, in accordance with the purchase agreement.

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 6.  Notes Payable (continued)

Principal maturities for the five years succeeding September 30, 2010 are as follows (includes all consolidated entities):

2011	$2,385,341
2012	1,359,576
2013	8,654
2014	3,290,500
7,044,071
Debt discount, net	(258,690)
Total Principal maturities	$6,833,021

Amortization of debt discount for the period ended September 30, 2010 totaling $27,315 has been included in interest expense.  Debt discount consists primarily of the costs of obtaining debt capital in the form of convertible notes payable, due in 2014, including the value of warrants issued with the convertible notes.

Note 7. Related Party Transactions

Soup Kitchen has outstanding loans from key employees and former board members as described in Note 6 above totaling $2,016,671 at September 30, 2010 and December 31, 2009.

Note 8.  Commitments and Contingencies

The OSM is obligated to pay AY, the minority stockholder of Kiosk, quarterly payments for ongoing services through June 30, 2014 (as described in Note 1, Major Transactions). The annual payments are as follows:

Period Ending September 30 (as of September 30, 2010, the 2010 payment has been made):
2011	225,000
2012	225,000
2013	225,000
2014	112,500
$787,500

Kiosk entered into a two-year non-cancellable facility lease agreement in March 2009, which was assumed by OSM as part of the acquisition of Soup Kitchen disclosed in Note 1.  Payments start at $2,000 per month and increase to $2,575 per month by the end of the lease.   The minimum required payments are as follows:

Periods Ending September 30:
2011	$12,875
$12,875

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 9.  Deferred Franchise Fee Income

Kiosk has realized deferred franchise fee income in the amount of $118,750 as of September 30, 2010.  Deferred franchise fees result from advance payments received from new franchises when the agreement is signed.  However, the Company must first perform the required services in order to record the payments as revenue.  Often these payments are made before locations for stores have been identified.  These obligations were acquired from Soup Kitchen as part of the asset purchase business combination that took place on December 29, 2009.

Note 10.  Income Taxes

OSM recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under FASC 740, “Accounting for Income Taxes”, to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

The components of the provision (benefit) for income taxes at September 30, 2010:

2010
Current - Federal	$-
Current - State	-
Income Tax Expense (Benefit)	$-

A reconciliation of the income tax provision (benefit) to the amount expected using the U.S. Federal (35%) and applicable weighted average State (9%) statutory rates follows:

2010
Expected amount using:
U.S. Federal statutory rate (35%)	$(498,119)
State statutory rate (9%)	(128,088)
Effect of graduated rates	-
Losses of non-consolidated entities (Soup Kitchen)	112,793
Change in valuation allowance	513,414
$-

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 10.  Income Taxes (continued)

Deferred tax assets (liabilities) consisted of the following at September 30, 2010.

2010

Net operating loss carryforward	$561,407
Impairment of long-lived assets	1,726,121
Valuation allowance	(2,287,528)
$-

Note 11. Going Concern

OSM's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At September 30, 2010, OSM and subsidiaries, and Soup Kitchen had a retained earnings deficit of $5,174,119 and current liabilities in excess of consolidated current assets of 4,139,899, which includes liabilities of Soup Kitchen totaling $6,016,860 that have either been guaranteed by OSM or that have been included with OSM’s liabilities on the consolidated financial statements due to Soup Kitchen’s status as a Variable Interest Entity. During the nine months ended September 30, 2010, OSM realized negative cash flows from operations of $2,450,333. These factors create an uncertainty about the Company's ability to continue as a going concern. Management’s plans with regards to this uncertainty include the continued raising of capital (see Note 4) under its private placement, the restructuring of its sales processes to increase sales and decrease associated costs and substantial reduction of administrative expenses. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 12. Warrants

OSM has issued outstanding warrants related to OSM’s convertible notes totaling 23,800 in 2009 and an additional amount in 2010 of 238,440 with an aggregate total of 262,240 outstanding warrants as of September 30, 2010.

All outstanding warrants have an exercise period of five years from issuance at an exercise price of $1.25 per warrant. The warrants do not confer upon holders any voting or any other rights as a stockholder of OSM.

See Accompanying Accountants Review Report

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements (Unaudited)
For The Nine Months Ended September 30, 2010

Note 12. Warrants (continued)

The warrants issued with convertible debt were valued at $51,503 and were recorded as debt discount offset against the corresponding convertible notes and included the following assumptions:

Value of underlying common stock (per share)	$0
Risk free rate	4.3%
Expected term	5 years
Dividend yield	0%
Volatility	25%

See Accompanying Accountants Review Report